Exhibit 99.1
NEWS RELEASE

As previously announced, TDS will hold a teleconference on August 2, 2024, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
TDS reports second quarter 2024 results

CHICAGO (August 2, 2024) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,238 million for the second quarter of 2024, versus $1,267 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(14) million and $(0.13), respectively, for the second quarter of 2024 compared to $(19) million and $(0.17), respectively, in the same period one year ago.
2Q 2024 Highlights*
UScellular
•Announced sale of wireless operations and select spectrum assets
•Now reporting Wireless and Towers segments
◦Wireless
•Sequential improvement in postpaid gross additions and postpaid net losses
•Postpaid ARPU grew 2%; service revenues decreased 2%
◦Towers
•Third-party tower revenues increased 1%
•Fixed wireless customers grew 40% to 134,000
•Strong cost management led to increased operating income, net income and Adjusted OIBDA

TDS Telecom
•Making progress on goal to deliver 125,000 fiber service addresses in 2024
◦Grew total year over year service address footprint 10%
◦Delivered 27,000 fiber services addresses in Q2
•Operating revenues grew 4%; residential revenue growth of 7%
◦Residential broadband connections grew 5% due to broadband investments
◦Residential ARPU grew 5% due to price increases
•Strong net income and Adjusted EBITDA growth
◦Good expense discipline

* Comparisons are 2Q’23 to 2Q’24 unless otherwise noted

“TDS is working to optimize our portfolio of businesses to position the Company for future success” said LeRoy T. Carlson, Jr., TDS President and CEO. “During the second quarter, we announced transactions regarding both UScellular and OneNeck IT Solutions that we anticipate will accelerate achievement of our strategic objectives. We remain focused on effectively operating all our businesses and serving our customers with high-quality communications services, while we work towards successfully closing these transactions and enhancing the performance of our ongoing businesses.

“In Q2, UScellular remained focused on balancing subscriber growth with financial discipline and reported solid ARPU growth, good expense discipline, and improved profitability - all combining to generate higher free cash flow. While postpaid handset subscribers declined in the quarter, UScellular saw a return to subscriber growth in prepaid and steady growth in fixed wireless.

“TDS Telecom reported another quarter of notable growth in revenue and profitability as a result of its broadband investments. TDS Telecom added an additional 27,000 marketable fiber service addresses and is making good progress on its long-term goal of 1.2 million marketable fiber service addresses.”

Announced Transaction and Exploration of Strategic Alternatives for UScellular
On May 28, 2024, Telephone and Data Systems, Inc. (TDS) and UScellular announced that they have entered into a definitive agreement to sell UScellular's wireless operations and select spectrum assets to T-Mobile. The transaction is expected to close in mid-2025, subject to regulatory approvals and the satisfaction of customary closing conditions.

UScellular retains its nearly 4,400 owned towers, its equity method investments, and approximately 70% of its spectrum assets. The strategic alternatives review process is ongoing as UScellular seeks to opportunistically monetize its spectrum assets that are not subject to the T-Mobile transaction.

2024 Estimated Results
TDS’ current estimates of full-year 2024 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of August 2, 2024 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2024 Estimated Results

UScellular	Previous	Current
(Dollars in millions)
Service revenues	$2,950-$3,050	Unchanged
Adjusted OIBDA[1,2]	$750-$850	Unchanged
Adjusted EBITDA[1,2]	$920-$1,020	Unchanged
Capital expenditures	$550-$650	Unchanged

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,070-$1,100	$1,050-$1,080
Adjusted OIBDA[1]	$310-$340	$330-$360
Adjusted EBITDA[1]	$310-$340	$330-$360
Capital expenditures	$310-$340	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2024 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2024 Estimated Results[2]
	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$60-$160	$60-$90
Add back:
Interest expense	185	—
Depreciation, amortization and accretion expense	660	270
EBITDA (Non-GAAP)[1]	$905-$1,005	$330-$360
Add back or deduct:
(Gain) loss on asset disposals, net	15	—
Adjusted EBITDA (Non-GAAP)[1]	$920-$1,020	$330-$360
Deduct:
Equity in earnings of unconsolidated entities	155	—
Interest and dividend income	15	—
Adjusted OIBDA (Non-GAAP)[1]	$750-$850	$330-$360

	Actual Results
	Six Months Ended June 30, 2024		Year Ended December 31, 2023
	UScellular	TDS Telecom	UScellular	TDS Telecom
(Dollars in millions)
Net income (loss) (GAAP)	$42	$42	$58	$(483)
Add back:
Income tax expense (benefit)	41	10	53	(26)
Income (loss) before income taxes (GAAP)	$83	$52	$111	$(509)
Add back:
Interest expense	91	(2)	196	(8)
Depreciation, amortization and accretion expense	329	131	656	245
EBITDA (Non-GAAP)[1]	$503	$181	$963	$(272)
Add back or deduct:
Expenses related to strategic alternatives review	21	—	8	—
Loss on impairment of goodwill	—	—	—	547
(Gain) loss on asset disposals, net	11	6	17	10
(Gain) loss on license sales and exchanges, net	7	—	(2)	—
Adjusted EBITDA (Non-GAAP)[1]	$542	$187	$986	$285
Deduct:
Equity in earnings of unconsolidated entities	80	—	158	—
Interest and dividend income	6	2	10	4
Other, net	—	2	—	2
Adjusted OIBDA (Non-GAAP)[1]	$456	$183	$818	$279
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of UScellular while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for June 30, 2024, can be found on TDS' website at investors.tdsinc.com.
22024 Estimated Results do not reflect any anticipated costs, expenses or results of the strategic alternatives review referenced above.

Conference Call Information
TDS will hold a conference call on August 2, 2024 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/870908711
▪Access the call by phone at (888)330-2384, conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS) provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed approximately 8,500 associates as of June 30, 2024.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether the announced transaction whereby UScellular has agreed to sell its wireless operations and selected spectrum assets to T-Mobile will be successfully completed or whether UScellular will be able to find buyers at mutually agreeable prices for its spectrum assets that are not subject to the agreement with T-Mobile; whether any such strategic alternative will result in additional value for TDS or its shareholders and whether the process will have an adverse impact on TDS’ businesses; strategic decisions regarding the tower business; intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; the effect on TDS' business if the collateral securing its secured term loan is foreclosed upon; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Retail Connections
Postpaid
Total at end of period[1]	4,027,000	4,051,000	4,106,000	4,159,000	4,194,000
Gross additions	117,000	106,000	129,000	128,000	125,000
Handsets	73,000	63,000	80,000	84,000	83,000
Connected devices	44,000	43,000	49,000	44,000	42,000
Net additions (losses)[1]	(24,000)	(44,000)	(50,000)	(35,000)	(28,000)
Handsets	(29,000)	(47,000)	(53,000)	(38,000)	(29,000)
Connected devices	5,000	3,000	3,000	3,000	1,000
ARPU[2]	$51.45	$51.96	$51.61	$51.11	$50.64
ARPA[3]	$130.41	$132.00	$131.63	$130.91	$130.19
Handset upgrade rate[4]	4.1%	4.5%	5.8%	4.5%	4.8%
Churn rate[5]	1.16%	1.22%	1.44%	1.30%	1.21%
Handsets	0.97%	1.03%	1.22%	1.11%	1.01%
Connected devices	2.47%	2.52%	3.03%	2.64%	2.65%
Prepaid
Total at end of period[1]	439,000	436,000	451,000	462,000	462,000
Gross additions	50,000	41,000	43,000	52,000	50,000
Net additions (losses)[1]	3,000	(13,000)	(11,000)	—	(8,000)
ARPU[2,6]	$32.37	$32.25	$32.32	$33.44	$33.86
Churn rate[5]	3.60%	4.06%	3.87%	3.68%	4.18%
Market penetration at end of period
Consolidated operating population	32,550,000	32,550,000	32,350,000	32,350,000	32,350,000
Consolidated operating penetration[7]	15%	14%	15%	15%	15%
Capital expenditures (millions)	$165	$131	$148	$111	$143
Total cell sites in service	6,990	6,995	7,000	6,973	6,952
Owned towers	4,388	4,382	4,373	4,356	4,341

1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
7Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Residential connections
Broadband
Incumbent	243,700	245,100	244,800	248,800	249,200
Expansion	107,800	100,400	92,200	79,400	70,200
Cable	198,500	202,400	202,900	204,400	204,200
Total Broadband[1]	550,000	547,900	539,800	532,600	523,600
Video	124,800	128,800	131,500	132,400	132,300
Voice	275,600	279,400	281,600	284,000	288,200
Total Residential connections	950,400	956,100	952,900	949,000	944,100
Commercial connections	201,500	206,200	210,200	217,400	223,300
Total connections	1,152,000	1,162,200	1,163,100	1,166,400	1,167,400

Residential revenue per connection[2]	$65.26	$64.58	$62.74	$62.15	$61.97

Capital expenditures (millions)	$78	$87	$143	$172	$132
Numbers may not foot due to rounding.
1Total residential broadband connections increased by 8,100 during the three months ended March 31, 2024, due primarily to net additions of 6,400 as well as certain other adjustments.
2Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$927	$957	(3)%	$1,877	$1,942	(3)%
TDS Telecom	267	257	4%	534	510	5%
All Other[1]	44	53	(19)%	89	118	(24)%
	1,238	1,267	(2)%	2,500	2,570	(3)%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	713	759	(6)%	1,442	1,538	(6)%
Depreciation, amortization and accretion	165	161	2%	329	330	—
(Gain) loss on asset disposals, net	5	3	49%	11	13	(19)%
(Gain) loss on license sales and exchanges, net	8	—	N/M	7	—	N/M
	891	923	(3)%	1,789	1,881	(5)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	178	189	(6)%	351	374	(6)%
Depreciation, amortization and accretion	67	60	11%	131	119	10%
(Gain) loss on asset disposals, net	4	2	N/M	6	3	N/M
	248	251	(1)%	488	496	(1)%
All Other[1]
Expenses excluding depreciation and amortization	58	56	—	111	124	(11)%
Depreciation and amortization	1	4	(34)%	7	7	(24)%
(Gain) loss on asset disposals, net	—	—	(95)%	(1)	—	N/M
	60	60	(2)%	117	131	(11)%
Total operating expenses	1,199	1,234	(3)%	2,394	2,508	(5)%
Operating income (loss)
UScellular	36	34	6%	88	61	44%
TDS Telecom	19	7	N/M	46	15	N/M
All Other[1]	(16)	(8)	N/M	(28)	(14)	N/M
	39	33	17%	106	62	72%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	39	38	3%	82	82	—
Interest and dividend income	7	6	28%	12	11	13%
Interest expense	(73)	(62)	(18)%	(131)	(116)	(14)%
Other, net	1	—	N/M	2	1	N/M
Total investment and other expense	(26)	(18)	(42)%	(35)	(22)	(62)%
Income before income taxes	13	15	(13)%	71	40	77%
Income tax expense	6	15	(57)%	26	28	(8)%
Net income	7	—	N/M	45	12	N/M
Less: Net income attributable to noncontrolling interests, net of tax	4	2	N/M	13	6	N/M
Net income (loss) attributable to TDS shareholders	3	(2)	N/M	32	6	N/M
TDS Preferred Share dividends	17	17	—	35	35	—
Net income (loss) attributable to TDS common shareholders	$(14)	$(19)	24%	$(3)	$(29)	91%

Basic weighted average shares outstanding	114	113	1%	113	113	1%
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.13)	$(0.17)	25%	$(0.02)	$(0.25)	91%

Diluted weighted average shares outstanding	114	113	1%	113	113	1%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.13)	$(0.17)	23%	$(0.03)	$(0.25)	89%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2024	2023
(Dollars in millions)
Cash flows from operating activities
Net income	$45	$12
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	467	456
Bad debts expense	51	53
Stock-based compensation expense	29	14
Deferred income taxes, net	16	22
Equity in earnings of unconsolidated entities	(82)	(82)
Distributions from unconsolidated entities	80	78
(Gain) loss on asset disposals, net	16	16
(Gain) loss on license sales and exchanges, net	7	—
Other operating activities	5	4
Changes in assets and liabilities from operations
Accounts receivable	6	19
Equipment installment plans receivable	5	7
Inventory	54	52
Accounts payable	(14)	(124)
Customer deposits and deferred revenues	7	(9)
Accrued taxes	7	56
Accrued interest	5	(1)
Other assets and liabilities	(78)	(59)
Net cash provided by operating activities	626	514

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(451)	(629)
Cash paid for intangible assets	(15)	(8)
Other investing activities	1	8
Net cash used in investing activities	(465)	(629)

Cash flows from financing activities
Issuance of long-term debt	440	391
Repayment of long-term debt	(401)	(209)
Repayment of short-term debt	—	(60)
Tax payments for TDS stock-based compensation awards	(10)	(3)
Tax payments for UScellular stock-based compensation awards	(12)	(6)
Repurchase of TDS Common Shares	—	(6)
Dividends paid to TDS shareholders	(61)	(76)
Payment of debt issuance costs	(16)	—
Distributions to noncontrolling interests	(3)	(2)
Cash paid for software license agreements	(21)	(20)
Other financing activities	(1)	—
Net cash provided by (used in) financing activities	(85)	9

Net increase (decrease) in cash, cash equivalents and restricted cash	76	(106)

Cash, cash equivalents and restricted cash
Beginning of period	270	399
End of period	$346	$293

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2024	December 31, 2023
(Dollars in millions)
Current assets
Cash and cash equivalents	$322	$236
Accounts receivable, net	1,037	1,074
Inventory, net	148	208
Prepaid expenses	88	86
Income taxes receivable	4	4
Other current assets	42	52
Total current assets	1,641	1,660

Assets held for sale	120	15

Licenses	4,724	4,702

Other intangible assets, net	173	183

Investments in unconsolidated entities	507	505

Property, plant and equipment, net	4,988	5,062

Operating lease right-of-use assets	966	987

Other assets and deferred charges	753	807

Total assets	$13,872	$13,921

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2024	December 31, 2023
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$29	$26
Accounts payable	327	360
Customer deposits and deferred revenues	282	277
Accrued interest	17	12
Accrued taxes	43	43
Accrued compensation	94	149
Short-term operating lease liabilities	145	147
Other current liabilities	149	170
Total current liabilities	1,086	1,184

Liabilities held for sale	34	—

Deferred liabilities and credits
Deferred income tax liability, net	992	975
Long-term operating lease liabilities	873	890
Other deferred liabilities and credits	786	784

Long-term debt, net	4,103	4,080

Noncontrolling interests with redemption features	16	12

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,542	2,558
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(437)	(465)
Accumulated other comprehensive income	11	11
Retained earnings	1,957	2,023
Total TDS shareholders' equity	5,148	5,202

Noncontrolling interests	834	794

Total equity	5,982	5,996

Total liabilities and equity	$13,872	$13,921

Balance Sheet Highlights
(Unaudited)

	June 30, 2024
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$195	$58	$125	$(56)	$322

Licenses and other intangible assets	$4,715	$177	$5	$—	$4,897
Investment in unconsolidated entities	461	4	49	(7)	507
	$5,176	$181	$54	$(7)	$5,404

Property, plant and equipment, net	$2,540	$2,429	$19	$—	$4,988

Long-term debt, net:
Current portion	$20	$—	$9	$—	$29
Non-current portion	2,887	3	1,213	—	4,103
	$2,907	$3	$1,222	$—	$4,132

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
UScellular	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating Revenues
Wireless	$902	$932	(3)%	$1,826	$1,892	(3)%
Towers	58	57	3%	116	113	3%
Intra-company eliminations	(33)	(32)	(4)%	(65)	(63)	(3)%
Total operating revenues	927	957	(3)%	1,877	1,942	(3)%

Operating expenses
Wireless	885	916	(3)%	1,779	1,868	(5)%
Towers	39	39	1%	75	76	(1)%
Intra-company eliminations	(33)	(32)	(4)%	(65)	(63)	(3)%
Total operating expenses	891	923	(3)%	1,789	1,881	(5)%

Operating income	$36	$34	6%	$88	$61	44%

Adjusted OIBDA (Non-GAAP)	$227	$198	14%	$456	$404	13%
Adjusted EBITDA (Non-GAAP)	$268	$239	13%	$542	$491	10%
Capital expenditures	$165	$143	15%	$295	$351	(16)%

	Three Months Ended June 30,			Six Months Ended June 30,
UScellular Wireless	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Retail service	$666	$686	(3)%	$1,344	$1,378	(2)%
Other	52	49	7%	102	99	3%
Service revenues	718	735	(2)%	1,446	1,477	(2)%
Equipment sales	184	197	(6)%	380	415	(9)%
Total operating revenues	902	932	(3)%	1,826	1,892	(3)%

System operations (excluding Depreciation, amortization and accretion reported below)	194	203	(4)%	390	398	(2)%
Cost of equipment sold	211	228	(7)%	427	480	(11)%
Selling, general and administrative	313	333	(6)%	637	670	(5)%
Depreciation, amortization and accretion	154	149	3%	308	307	—
(Gain) loss on asset disposals, net	5	3	40%	10	13	(23)%
(Gain) loss on license sales and exchanges, net	8	—	N/M	7	—	N/M
Total operating expenses	885	916	(3)%	1,779	1,868	(5)%

Operating income	$17	$16	5%	$47	$24	97%

Adjusted OIBDA (Non-GAAP)	$196	$168	16%	$392	$344	14%
Adjusted EBITDA (Non-GAAP)	$196	$168	16%	$392	$344	14%
Capital expenditures	$160	$140	13%	$286	$346	(17)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
UScellular Towers	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Third-party revenues	$25	$25	1%	$51	$50	2%
Intra-company revenues	33	32	4%	65	63	3%
Total tower revenues	58	57	3%	116	113	3%

System operations (excluding Depreciation, amortization and accretion reported below)	19	19	(1)%	37	37	1%
Selling, general and administrative	9	8	8%	16	16	(3)%
Depreciation, amortization and accretion	11	12	(5)%	21	23	(5)%
(Gain) loss on asset disposals, net	—	—	N/M	1	—	N/M
Total operating expenses	39	39	1%	75	76	(1)%

Operating income	$19	$18	7%	$41	$37	10%

Adjusted OIBDA (Non-GAAP)	$31	$30	6%	$64	$60	7%
Adjusted EBITDA (Non-GAAP)	$31	$30	6%	$64	$60	7%
Capital expenditures	$5	$3	N/M	$9	$5	89%
N/M - Percentage change not meaningful

TDS Telecom Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating revenues
Residential
Incumbent	$90	$89	1%	$180	$175	3%
Expansion	28	18	60%	54	33	65%
Cable	69	68	1%	138	136	2%
Total residential	186	175	7%	372	344	8%
Commercial	37	39	(6)%	74	80	(8)%
Wholesale	44	43	2%	88	86	2%
Total service revenues	267	257	4%	534	510	5%
Equipment revenues	—	—	19%	—	—	(12)%
Total operating revenues	267	257	4%	534	510	5%

Cost of services	98	108	(9)%	196	212	(8)%
Cost of equipment and products	—	—	(28)%	—	—	(7)%
Selling, general and administrative expenses	80	81	(2)%	155	162	(4)%
Depreciation, amortization and accretion	67	60	11%	131	119	10%
(Gain) loss on asset disposals, net	4	2	N/M	6	3	N/M
Total operating expenses	248	251	(1)%	488	496	(1)%

Operating income	$19	$7	N/M	$46	$15	N/M
N/M - Percentage change not meaningful
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Free Cash Flow
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
TDS - CONSOLIDATED	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$403	$469	$626	$514
Cash paid for additions to property, plant and equipment	(216)	(298)	(451)	(629)
Cash paid for software license agreements	(11)	(12)	(21)	(20)
Free cash flow (Non-GAAP)[1]	$176	$159	$154	$(135)

	Three Months Ended June 30,		Six Months Ended June 30,
UScellular	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$313	$349	$516	$390
Cash paid for additions to property, plant and equipment	(137)	(155)	(270)	(351)
Cash paid for software license agreements	(11)	(12)	(20)	(19)
Free cash flow (Non-GAAP)[1]	$165	$182	$226	$20
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

Telephone and Data Systems, Inc.
EBITDA, Adjusted EBITDA and Adjusted OIBDA
(Unaudited)

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income, Income before income taxes and/or Operating income. Income and expense items below Operating income are not provided at the individual segment level for UScellular Wireless and UScellular Towers; therefore, the reconciliations begin with EBITDA and the most comparable GAAP measure is Operating income rather than Net income at the segment level.

	Three Months Ended June 30,
TDS - CONSOLIDATED	2024	2023
(Dollars in millions)
Net income (GAAP)	$7	$—
Add back:
Income tax expense	6	15
Income before income taxes (GAAP)	13	15
Add back:
Interest expense	73	62
Depreciation, amortization and accretion	233	225
EBITDA (Non-GAAP)	319	302
Add back or deduct:
Expenses related to strategic alternatives review	21	—
(Gain) loss on asset disposals, net	9	5
(Gain) loss on license sales and exchanges, net	8	—
Adjusted EBITDA (Non-GAAP)	357	307
Deduct:
Equity in earnings of unconsolidated entities	39	38
Interest and dividend income	7	6
Other, net	1	—
Adjusted OIBDA (Non-GAAP)	$310	$263

EBITDA, Adjusted EBITDA and Adjusted OIBDA

	Three Months Ended June 30,
UScellular	2024	2023
(Dollars in millions)
Net income (GAAP)	$18	$5
Add back:
Income tax expense	14	19
Income before income taxes (GAAP)	32	24
Add back:
Interest expense	45	51
Depreciation, amortization and accretion	165	161
EBITDA (Non-GAAP)	242	236
Add back or deduct:
Expenses related to strategic alternatives review	13	—
(Gain) loss on asset disposals, net	5	3
(Gain) loss on license sales and exchanges, net	8	—
Adjusted EBITDA (Non-GAAP)	268	239
Deduct:
Equity in earnings of unconsolidated entities	38	38
Interest and dividend income	3	3
Adjusted OIBDA (Non-GAAP)	$227	$198

	Three Months Ended June 30,
UScellular Wireless	2024	2023
(Dollars in millions)
EBITDA (Non-GAAP)	$171	$165
Add back or deduct:
Expenses related to strategic alternatives review	12	—
(Gain) loss on asset disposals, net	5	3
(Gain) loss on license sales and exchanges, net	8	—
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	196	168
Deduct:
Depreciation, amortization and accretion	154	149
Expenses related to strategic alternatives review	12	—
(Gain) loss on asset disposals, net	5	3
(Gain) loss on license sales and exchanges, net	8	—
Operating income (GAAP)	$17	$16

	Three Months Ended June 30,
UScellular Towers	2024	2023
(Dollars in millions)
EBITDA (Non-GAAP)	$30	$30
Add back or deduct:
Expenses related to strategic alternatives review	1	—
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	31	30
Deduct:
Depreciation, amortization and accretion	11	12
Expenses related to strategic alternatives review	1	—
Operating income (GAAP)	$19	$18

EBITDA, Adjusted EBITDA and Adjusted OIBDA

	Three Months Ended June 30,
TDS TELECOM	2024	2023
(Dollars in millions)
Net income (GAAP)	$18	$7
Add back:
Income tax expense	3	3
Income before income taxes (GAAP)	21	10
Add back:
Interest expense	—	(2)
Depreciation, amortization and accretion	67	60
EBITDA (Non-GAAP)	88	68
Add back or deduct:
(Gain) loss on asset disposals, net	4	2
Adjusted EBITDA (Non-GAAP)	91	70
Deduct:
Interest and dividend income	1	1
Other, net	1	—
Adjusted OIBDA (Non-GAAP)	$89	$68
Numbers may not foot due to rounding.